UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 7, 2019
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2019, James Benson notified the Company of his retirement as Executive Vice President and Chief Financial Officer of the Company, effective as of March 1, 2019.

On February 7, 2019, Akamai’s Board of Directors appointed Ed McGowan, 48, to the position of Executive Vice President and Chief Financial Officer of the Company, also effective as of March 1, 2019.

Mr. McGowan began his career at Akamai in 2000, has served in numerous roles across the organization since that time and currently serves as Senior Vice President, Finance, having assumed that position on September 1, 2018. Mr. McGowan served as Senior Vice President, Global Sales Media & Carrier Division from January 1, 2017 through August 31, 2018, and prior to that, was Vice President, Global Carrier Strategy & Sales from April 1, 2013 through December 31, 2016.

The Compensation Committee of the Board of Directors is expected to review Mr. McGowan's compensation arrangements as part of its annual review of compensation for all executives in February 2019.

Mr. McGowan has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McGowan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On February 7, 2019, Akamai’s Board of Directors approved the employment of Mr. Benson as an advisor to the Chief Executive Officer from March 1, 2019 through September 30, 2019 to assist with transitioning his duties and responsibilities to Mr. McGowan. The terms of Mr. Benson's compensation arrangements for his new position are expected to be established in February 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 13, 2019	AKAMAI TECHNOLOGIES, INC.

/s/ Aaron S. Ahola
Aaron S. Ahola
Senior Vice President, General Counsel and Corporate Secretary